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                                                                      EXHIBIT 99

                         [FSI INTERNATIONAL LETTERHEAD]


                                  NEWS RELEASE




FOR ADDITIONAL INFORMATION CONTACT:         THE BOC GROUP:
                                            Christopher Marsay - Investor
                                            Relations (Intl. 44) 1276.477222
                                            Nigel Abbott - Media Relations
                                            (Intl. 44) 1276.477222

                                            FSI INTERNATIONAL:
                                            Benno Sand - Financial Media and
                                            Investors (612) 448-8936 Laurie
                                            Walker - Trade Media (612) 448-8066

FOR IMMEDIATE RELEASE

BOC EDWARDS TO ACQUIRE CHEMICAL MANAGEMENT DIVISION OF FSI INTERNATIONAL

         MINNEAPOLIS (June 9, 1999) - The BOC Group, Inc., on behalf of its BOC

Edwards business unit, announced that it has entered into a formal agreement to purchase the Chemical Management Division of FSI International, Inc. for

approximately $38 million ((pound)23 million) (subject to an adjustment for the change in net working caPItal from April 3, 1999, through closing). Completion of the deal is subject to various conditions, including regulatory approvals.

         Raj Rajagopal, chief executive of BOC Edwards said, "This is an exciting acquisition and one which further strengthens BOC Edwards' unique position as a fully integrated supplier of products and services to the global semiconductor industry. It builds on our acquisition of Systems Chemistry two years ago and reflects our strategy for growth and expansion.

         "FSI has a world-class reputation in the field of chemical management and has strong technological leadership in what is a fast growing segment of the semiconductor industry. In addition, the company has developed excellent relationships with many of the world's leading semiconductor manufacturers built on innovation, quality and reliability."

         Joel Elftmann, Chairman and Chief Executive Officer for FSI

International, Inc. commented: "The Chemical Management Division supports our customers' facility infrastructures; these are the subsystems that support process tools. The trend in this subsystems industry is toward gas and chemical alliances to focus upon Total Materials Management. We are pleased that FSI's

Chemical Management

                                    - more -



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FSI International, Inc.
June 9, 1999
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Division will become part of BOC Edwards, which is a worldwide leader in the industry and well positioned to support our customers. We see this divestiture as moving FSI forward in our strategy to focus the Company on process technology products, programs and services."

NOTES FOR EDITORS

         BOC Edwards is part of The BOC Group and plays a major role in semiconductor manufacture - from the management of materials for wafer preparation and process tools, through sustaining process vacuum and the safe removal and treatment of by-products. It currently has annual sales of around

(pound)500 million (US$800M).

           The BOC Group is one of the largest and most global of the world's gases companies. It employs 35,000 people, operates in more than 50 countries and serves some 2 million customers.

         FSI International, Inc. is a leading global supplier of processing equipment used at key production steps to manufacture microelectronics. The company develops, manufactures, markets and supports products used in the technology areas of microlithography, surface conditioning and chemical management. FSI International's customers include microelectronics manufacturers located throughout North America, Europe, Japan and the Asia-Pacific region.

         Additional information on FSI International can be obtained by accessing its homepage at http://www.fsi-intl.com.

         Additional information on the BOC Group can be accessed by visiting the

Group Web site -- http://www.boc.com and specific information on BOC Edwards can be accessed directly on http://www.bocedwards.com.

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